THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.


                                   YOUBET.COM, INC.

                    11% SENIOR CONVERTIBLE DISCOUNT NOTE DUE 2004


$__,___,___
                                                                   APRIL 5, 1999
                                                              NEW YORK, NEW YORK


     FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, the undersigned, YOUBET.COM, INC., a Delaware corporation ("Maker" or the "Company"), hereby promises to pay to the order of ______________________________________, a ______________________ ("Holder"), at
_________________________________________________ or such other address or account as Holder may from time to time specify in writing to Maker, in lawful money of the United States and in immediately available funds, the principal amount of ______________________________________ Dollars ($___________________),
together with interest at the rate specified below. This 11% Senior Convertible Discount Note due 2004 (the "Note") is one of the "Convertible Notes" of Maker in the aggregate principal amount of $45,500,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Purchase Agreements, each dated as of April 5, 1999 (the "Purchase Agreements"; the Purchase Agreement made by and between Maker and Holder referred to herein as the "Purchase Agreement"), entered into by Maker and the respective original Purchasers referred to therein. This Note and Holder hereof are entitled equally and ratably with the holders of all other Convertible Notes outstanding under the Purchase Agreements to all the benefits provided thereby or referred to therein. Reference is hereby made to the Purchase Agreement for a statement of such rights and benefits and said Purchase Agreement is incorporated herein by reference. Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Purchase Agreement. This Note shall be convertible into Maker's common stock, par value $0.001 (the "Common Stock"), as provided in Section 4 below.

    SECTION 1. INTEREST. This Note is issued at a substantial discount from its principal amount for a price equal to the Purchase Price. Cash interest will not accrue on this Note prior to April 5, 2001. Thereafter, the unpaid principal balance of this Note outstanding from time to time shall bear interest at the rate of eleven percent (11%) per annum, payable in cash semi-annually in arrears commencing on October 5, 2001, and thereafter on April 5 and October 5 of each year and on the Maturity Date (as defined below), and thereafter, on demand. Interest hereon shall be calculated on the basis of a 360-day year and a 30-day month until all accrued and unpaid interest is paid in full.

    SECTION 2. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. To the extent not sooner converted into Common Stock in accordance with Section 4 below, the entire amount due hereunder, including principal and accrued interest, shall be due and payable on April 5, 2004 (the "Maturity Date"). All payments shall be applied first to interest on the unpaid principal balance and the remainder to principal. All interest due and payable hereunder which is not paid when due for any reason shall, to the extent permitted by applicable law, be cumulated and accrue interest at the rate set forth in Section 1.

    SECTION 3. PREPAYMENT. The principal amount of this Note may not be prepaid, in whole or in part, prior to April 5, 2001. After April 5, 2001, the outstanding principal balance, together with any accrued interest, may be prepaid in whole or in part, ratably among the Holders of all of the Convertible Notes without preference, at any time, (i) if Maker's Registration Statement as contemplated by Section 2 of the Purchase Agreement has been declared effective by the SEC and no Suspension is continuing, (ii) provided that the average daily closing price of the Common Stock, as quoted on NASDAQ or the principal stock exchange on which the Company's Common Stock is then trading, or if not so quoted or traded, on the NASDAQ Bulletin Board (the "Closing Price"), for the twenty trading day period prior to the date Maker tenders such prepayment is greater than $20.00 per share (subject to appropriate adjustment on the occurrence of any of the events referred to in
Section 4.8 or 4.9 of this Note), and (iii) subject to Maker tendering a prepayment premium equal to six percent (6.0%) of the principal amount being prepaid together with the prepayment amount, if such prepayment is tendered before April 5, 2003. Notwithstanding the foregoing provisions of this
Section 3, (a) Maker shall provide Holder with notice of any proposed prepayment of this Note, such notice to specify the date (the "Prepayment Date") on which Maker proposes to prepay this Note and such notice to be delivered to Holder at least thirty (30) days prior to such Prepayment Date, and (b) Holder shall have the option, exercisable by notice to Maker delivered at least three (3) business days prior to the Prepayment Date, to exercise its Conversion Right (as defined in Section 4 below) by delivering its Conversion Notice in accordance with Section 4.2 below on or before the Prepayment Date.

    SECTION 4. CONVERSION.

          4.1 CONVERSION AT OPTION OF HOLDER. At any time and from time to time prior to the Maturity Date, Holder shall have the option (the "Conversion Right") to convert the unpaid principal balance of this Note, together with any accrued and unpaid interest hereunder, in whole or in part into that number of shares of Common Stock (the "Conversion Shares") equal to the quotient of (i) a sum equal to the Accreted Value (as defined below) of this Note and accrued and unpaid interest being converted, divided by (ii) the Conversion Price (as defined in Section 4.7 below) in effect on the Conversion Date (as defined in Section 4.3 below). "Accreted Value" shall mean, as of any date of determination (a) prior to April 5, 2001, the sum of (i) the Purchase Price of this Note and (ii) the portion of the excess of the principal amount of this Note over such Purchase Price that has been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate, compounded semi-annually, such that the Accreted Value of this Note on April 5, 2001 shall equal its principal amount, and (b) from and after April 5, 2001, the principal amount of this Note, and Maker shall certify the Accreted Value from time to time at Holder's request.

          4.2 EXERCISE OF CONVERSION RIGHT. In order to exercise the Conversion Right, Holder shall surrender this Note to Maker accompanied by Holder's written notice of its intention to exercise its Conversion Right, which notice shall set forth the amount of the unpaid principal to be converted (the "Conversion Notice"). Notwithstanding the foregoing, the Conversion Notice shall be deemed duly given if transmitted to Maker by facsimile together with facsimile transmission of this Note, provided Holder surrenders the original of this Note and the Conversion Notice to Maker within seven (7) business days following the date of such facsimile transmission.

          4.3 CONVERSION DATE. The date on which Maker is deemed to be given the Conversion Notice (as determined in accordance with Section 9.1) shall be the Conversion Date.

          4.4 ISSUANCE OF CERTIFICATES; DELIVERIES ON CONVERSION. As soon as practicable, but in no event later than three (3) business days after the Conversion Date, Maker shall cause to be delivered to Holder at the address of Holder set forth on Maker's records: (a) a certificate or certificates (issued in the name of Holder or in such name as Holder may designate in the Conversion Notice) for the Conversion Shares; and (b) a replacement Note for any outstanding principal balance as to which the Holder has not exercised the Conversion Right; provided, however, that the Company shall not be required to make the deliveries set forth in this Section 4.4 until such time as it has received the surrendered Note pursuant to Section 4.2.

          4.5 STATUS ON CONVERSION. Holder shall be deemed to have become the shareholder of record of the Conversion Shares on the Conversion Date.

          4.6 ELIMINATION OF FRACTIONAL INTERESTS. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall Maker be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

          4.7 CONVERSION PRICE; RESET. The initial Conversion Price of this Note shall be ten dollars ($10.00) per share. The Conversion Price shall reset one time upon the earlier to occur of (a) any date on which the aggregate gross proceeds generated by Maker's issuance after April 5, 1999 (the "Original Issue Date") of Common Stock and any securities convertible into Common Stock equals at least $15,000,000, or (b) April 5, 2000. In the case of (a), the Conversion Price shall be reset to the lesser of $10.00 per share and the lowest price at which Maker issued and sold shares of Common Stock after the Original Issue Date (other than: (i) pursuant to options, warrants or other convertible securities of the Company committed to by the Company or outstanding as of the Original Issue Date and disclosed prior to the Original Issue Date pursuant to Section
3.4 of the Purchase Agreement, (ii) in an amount not to exceed an aggregate of 500,000 shares of Common Stock, pursuant to any options granted to persons not employed by the Company as of the date hereof under the Company's 1995 or 1998 Stock Option Plans, successor plans thereto or otherwise eligible for registration on Form S-8 or any successor form thereto, and (iii) in an amount not to exceed an aggregate of 500,000 shares of Common Stock, pursuant to warrants granted to racetracks and other information content providers of the Company in consideration of agreements with the Company for the provision of such information content); PROVIDED, that solely for the purpose of determining the lowest price at which Maker issued and sold Common Stock after the Original Issue Date, (x) if Maker issues options or warrants to purchase Common Stock (other than options or warrants exempted above), Maker shall be deemed to have issued and sold shares of the underlying Common Stock at the exercise price of such option or warrant, irrespective of whether such option or warrant is in fact exercised (e.g., if Maker issues options to purchase Common Stock (not exempted above) at an exercise price of $5.00 per share, Maker shall be deemed to have issued the underlying Common Stock at a price of $5.00 per share), and
(y) if Maker issues any securities (other than convertible securities exempted above) convertible into Common Stock (or options to purchase such securities), Maker shall be deemed to have issued and sold shares of the Common Stock issuable upon conversion of such securities at a price equal to the maximum number of shares of Common Stock issuable upon such conversion divided by the aggregate purchase price received by Maker from the issuance of such securities, irrespective of whether such securities are in fact converted (e.g., if Maker issues 100 shares of convertible preferred stock at a price of $1,000 per share and each share of preferred stock is convertible into 200 shares of Common Stock, Maker shall be deemed to have issued 20,000 shares of Common Stock at $5.00 per share). In the case of (b), the Conversion Price shall be reset to the lesser of $10.00 per share or the average daily Closing Price of the Common Stock for the ten trading day period ending on April 5, 2000, but in no event less than $5.00 per share.

          4.8 ADJUSTMENTS TO CONVERSION PRICE. If Maker shall at any time after the date hereof (i) issue any shares of Common Stock or "Common Stock Equivalents" (as defined below) by way of a dividend or other distribution on any security of the Company without consideration, or (ii) subdivide or combine its outstanding shares of Common Stock, the Conversion Price shall be adjusted by multiplying (x) the Conversion Price in effect immediately prior to the adjustment by (y) a fraction, the numerator of which is the total number of shares of Common Stock and Common Stock Equivalent Shares in the case of clause
(i) and the total
number of shares of Common Stock in the case of clause (ii) outstanding immediately before the issuance, subdivision or combination, and the denominator of which is the total number of shares of Common Stock and Common Stock Equivalent Shares in the case of clause (i) and the total number of shares of Common Stock in the case of clause (ii) outstanding immediately after such issuance, subdivision or combination. For purposes of this Note, "Common Stock Equivalents" means all securities that are convertible into or exchangeable or exercisable for (i) shares of Common Stock or (ii) shares of any preferred stock or other security of Maker ("Voting Preferred") that is entitled to vote on matters submitted to Maker's shareholders for approval. "Common Stock Equivalent Shares" means (A) in respect of Common Stock equivalents that are convertible into or exchangeable or exercisable for shares of Common Stock, the number of shares of Common Stock into which such Common Stock Equivalents are exchangeable or exercisable, as the case may be, and (B) in respect of Common Stock Equivalents that are convertible into or exchangeable or exercisable for Voting Preferred, (I) if such Voting Preferred is convertible into shares of Common Stock, the number of such shares of Common Stock, and (II) if such Voting Preferred is not convertible into shares of Common Stock, the number of such shares of Voting Preferred. For the purposes of any computation made in accordance with this Section, shares of Common Stock or Common Stock Equivalents issuable by way of a dividend or distribution shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution. Not less than ten business days in advance of any event referred to in clauses (i) and (ii) above, Maker shall provide Holder with notice of such event including a detailed description of such event.

          4.9 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of the reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from no par value to par value or vice versa, or as a result of a subdivision or combination), or in the case of any consolidation or merger of Maker with or into a corporation (other than a consolidation or merger into which Maker is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value as described above), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of Maker, Holder shall thereafter have the right to convert this Note into the kind and number of shares of stock and/or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately before the time of determination of the stockholders of Maker entitled to receive such shares of stock and/or other securities or property; provided, however, that nothing contained herein shall enable or authorize Maker to enter into a transaction of the type described in the preceding clause of this Section in contravention of any covenant of Maker not to do so contained in the Purchase Agreement. Maker shall be obligated to retain and set aside, or otherwise make fair provision for exercise of the right of Holder to receive, the shares of stock and/or other securities or property provided for in this Section.

          4.10 CERTIFICATE CONCERNING ADJUSTED CONVERSION PRICE. Whenever the Conversion Price is adjusted or reset pursuant to this Section 4, Maker promptly shall: (i) place on file at its principal executive office an officer's certificate signed by the chief financial officer or controller of Maker showing in appropriate detail the facts requiring such adjustment, the computation thereof, and the adjusted Conversion Price, and shall exhibit the certificate from time to time to Holder of this Note if Holder desires to inspect the same; and (ii) mail or cause to be mailed to Holder, in the manner provided for giving notice pursuant to this Note, a notice stating that such adjustment has been made and setting forth the adjusted Conversion Price.

          4.11 RESERVATION AND LISTING OF SHARES FOR ISSUANCE. Maker shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares as shall from time to time be sufficient to effect the conversion of this Note. Maker covenants that all shares of Common Stock issued upon conversion of this Note in compliance with the terms hereof will be duly and validly issued and fully paid and non-assessable. For so long as this Note shall be outstanding, Maker shall use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of this Note to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock is then listed.

    SECTION 5. TRANSFER, EXCHANGE AND REPLACEMENT OF NOTE. Subject to the provisions of Section 6.2 hereof and Section 2.9 of the Purchase Agreement, Holder may transfer this Note in whole or in part. This Note shall be transferable on the note register of Maker maintained at the office of Maker's transfer agent or at the principal executive office of Maker, upon delivery thereof duly endorsed by Holder, or accompanied (as reasonably required by Maker) by proper evidence of succession, assignment or authority to transfer executed by Holder. In addition, Holder and, if applicable, any transferee shall comply with the terms of Section 6.2. Upon any registration of transfer, Maker shall execute a new Note or Notes to the persons entitled thereto. Maker may deem and treat the person in whose name this Note is registered as the absolute, true and lawful owner of this Note for all purposes. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver a new Note of like tenor in lieu of this Note, if (i) in case of loss, theft or destruction, Maker receives indemnity reasonably satisfactory to it, (ii) Maker is reimbursed for all reasonable expenses incidental to such replacement, and (iii) this Note is surrendered and canceled, if mutilated. For purposes of clause (i) above, Maker agrees that an unsecured indemnity from the original Holder of this Note shall be reasonably satisfactory to Maker.

    SECTION 6. INVESTMENT ACQUISITION AND RESTRICTIONS ON TRANSFER.

          6.1 INVESTMENT REPRESENTATIONS. By acceptance of this Note, Holder represents and warrants to Maker as follows:

               (a) Holder understands that neither the Note nor the Conversion Shares have been registered under federal or state securities laws and have been or will be issued, as the case may be, pursuant to exemptions from registration contained in such laws based in part upon the representations of Holder made herein and in the Purchase Agreement; and

               (b) Holder has acquired the Note and will acquire the Conversion Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution of the Note or the Conversion Shares;

provided, however, that nothing contained herein shall be construed to relieve Maker of its obligations and duties with respect to registration of resales of the Conversion Shares by Holder as set forth in Article II of the Purchase Agreement and Section 7 hereof.

          6.2 RESTRICTIONS ON TRANSFER. Holder, by the acceptance of this Note, agrees that Holder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note or any of the Conversion Shares, or any interest in the same in violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

    SECTION 7. REGISTRATION RIGHTS. Maker and Holder (for itself and all subsequent holders of this Note and the Conversion Shares), by acceptance of this Note, agree that Holder shall have registration rights with respect to the Conversion Shares on the terms and conditions set forth in Article II of the Purchase Agreement.

    SECTION 8. DEFAULTS AND REMEDIES.

          8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

               (a)  Maker fails to pay any amount due under this Note when due;

               (b) Maker fails to observe, perform or comply with any covenant, agreement or term contained in this Note or in the Purchase Agreement and, if subject to remedy, the same is not remedied within thirty days after notice from a Purchaser;

               (c) Any representation, warranty or certification made by Maker pursuant to this Note or the Purchase Agreement having been false or misleading in any material respect as of the date made;

               (d) A default or event of default which remains uncured following the applicable cure period with respect to any other indebtedness of Maker or any Subsidiary thereof in excess of $500,000;

               (e) Entry of a final judgment or judgments against Maker or any Subsidiary thereof for the payment of money in excess of $500,000 in the aggregate by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction over Maker or such Subsidiary, and the same not having been discharged or no provision having been made for such discharge or a stay of execution thereof not having been procured within 90 days from the entry of such judgment or judgments;

               (f) Maker or any Subsidiary thereof applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; Maker or any Subsidiary admits in writing its inability, or is generally unable, to pay its debts as they become due; Maker or any Subsidiary thereof makes a general assignment for the benefit of creditors; any proceeding is instituted by or against Maker or any Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for its or for any substantial part of its property, PROVIDED that, in any such case, if the same is dismissed or vacated within 90 days of being instituted, then any such default shall be deemed cured; or Maker or any Subsidiary thereof takes any corporate action to authorize any of the actions set forth above;

               (g) a material part of the operations or business of Maker and its Subsidiaries, considered as a whole, shall be suspended or cease;

               (h) Maker purports or attempts to assign or delegate any of its rights or obligations hereunder or under the Purchase Agreement;

               (i) the Purchase Agreement or this Note shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment hereof) or shall be declared null and void or the validity or enforceability thereof shall be contested by Maker, or Maker denies that it has further liability or obligation thereunder;

               (j) Maker's business operations in respect of transmitting wagering information at any time become prohibited pursuant to any applicable United States federal law, rule, regulation or order of a United States federal court, or Maker continues its business operations in respect of transmitting wagering information in violation of any applicable law, rule or regulation of a United States state or order of a United States state court and Maker fails to cure such violation within ten days of Maker's first having actual knowledge of the first occurrence of such violation; or

               (k) Maker or any Subsidiary, or any officer or director thereof, is determined by final judgment, decree or order of any court with competent jurisdiction to have any criminal liability relating to Maker's business operations in respect of transmitting wagering information.

          8.2 REMEDIES. During the continuance of any Event of Default, Holder may, at its sole option, declare the entire Accreted Value and accrued, unpaid interest on this Note (if any) immediately due and payable, by written notice to Maker, in which event Maker immediately shall pay to Holder the entire Accreted Value of this Note together with accrued, unpaid interest thereon to the date of such payment. No delay or omission of Holder to exercise any right or power occurring upon any Event of Default hereunder shall impair any such right or power or shall be construed as a waiver of any such Event of Default or an acquiescence therein. To the fullest extent permitted by law, Holder's rights and remedies under this Note shall be cumulative, and Holder shall have all other rights and remedies not inconsistent herewith as are provided under the Uniform Commercial Code as in effect in the relevant jurisdictions, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, no waiver by Holder of any default on the part of the Maker shall be deemed a continuing waiver, and no delay by Holder shall constitute a waiver, election or acquiescence by it.

          8.3  WAIVERS AND CONSENTS BY HOLDER.  Notwithstanding anything in
Section 8.2 to the contrary, Holder hereby acknowledges and agrees that the holders of 66-2/3% in interest of the principal amount of the Convertible Notes then outstanding may waive the Company's compliance with its covenants and obligations under this Note and the Purchase Agreement, as set forth in Section
7.6 of the Purchase Agreement; except (i) any default in the payment of principal, interest, premium or penalty when and as due under this Note or (ii) any default in respect of a provision that under Section 7.14 of the Purchase Agreement may not be amended without the consent of each Holder affected.

          8.4 WAIVERS BY MAKER. Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and delinquence in taking any action to collect any sums owing under this Note or in a proceeding against any of the rights or interests in or to properties securing payment of this Note.

    SECTION 9. MISCELLANEOUS.

          9.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and given in accordance with the Purchase Agreement.

          9.2 SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns, including any subsequent Holders of this Note.

          9.3 ASSIGNMENT; PARTICIPATIONS. Maker and Holder shall include the successors and assigns thereof; provided, however, that Maker may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Holder. Holder may, without the consent of Maker, at any time assign or grant participations in all or any portion of this Note and its rights hereunder; provided, however, that any such assignment or participation shall be in accordance with applicable law, including without limitation all applicable federal and state securities laws.

          9.4 NO ORAL MODIFICATION. The provisions, terms and conditions of this Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          9.5 GOVERNING LAW. MAKER ACKNOWLEDGES THAT THE TRANSACTIONS CONTEMPLATED BY THIS NOTE BEAR A REASONABLE RELATION TO THE STATE OF NEW YORK IN THAT, INTER ALIA, CERTAIN OF THE PURCHASERS ARE RESIDENTS OF THE STATE OF NEW YORK, CERTAIN OF THE PURCHASERS HAVE A PRINCIPAL PLACE OF BUSINESS IN THE STATE OF NEW YORK, AND A SUBSTANTIAL PART OF THE NEGOTIATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS NOTE HAVE OCCURRED IN THE STATE OF NEW YORK. THIS NOTE IS DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING ANY EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. IT IS THE INTENT OF MAKER THAT THE LAWS OF NEW YORK REGARDING USURY AND THE CHARGING OF INTEREST APPLY TO THE TRANSACTIONS CONTEMPLATED HEREBY.

          9.6 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. Any legal action or proceeding in connection with this Note or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding. Maker hereby appoints CT Corporation System of 1633 Broadway, New York, New York 10019 and any successor thereto as its authorized agent to accept service of process in any such action or proceeding and agrees that the failure of said firm to give Maker any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any such action or proceeding based thereon. In addition to other methods of service allowed by applicable law, Maker expressly consents that service of process in any action or proceeding hereunder may be made by certified mail, return receipt requested. Such service shall become effective 30 days after mailing.

          9.7 WAIVER OF JURY TRIAL. MAKER, AND HOLDER BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM BROUGHT BY MAKER, HOLDER OR ANY SUCCESSOR THERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

          9.8 HEADINGS. The Section headings in this Note are inserted for purposes of convenience only, and shall not affect in any way the meaning or interpretation hereof.

          9.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by such prevailing party, including, without limitation, all reasonable attorneys' fees.

          9.10 TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

          9.11 USURY. Notwithstanding any other provision of this Note to the contrary, all agreements among the Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, the addition of accrued interest to principal or otherwise, shall the amount paid, charged for, contracted for, received or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws as prescribed by a court of competent jurisdiction ("Applicable Law"). If, from any circumstances whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under Applicable Law, the interest payable to Holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances Holder shall ever receive anything deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Holder, by its acceptance hereof, expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This Section
9.11 shall control agreements between Maker and Holder. This covenant shall survive the payment in full of this Note.

          9.12 ORIGINAL ISSUE DISCOUNT. For purposes of Section 1272 et seq. of the Internal Revenue Code of 1986, as amended, the issue price with respect to each $1,000.00 of principal at maturity of this Note is $807.22, the amount of original discount is $192.78, the issue date is April 5, 1999, and the yield to maturity is 11.00%.


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

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.


"MAKER"                            YOUBET.COM, INC.,
                                   a Delaware corporation


                                   By:
                                         ------------------------------
                                   Name:
                                         ------------------------------
                                   Its:
                                         ------------------------------


                                   By:
                                         ------------------------------
                                   Name:
                                         ------------------------------
                                   Its:
                                         ------------------------------



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